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                                                                    Exhibit 3.13

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          WATER JUG ENTERPRISES LIMITED

1.    The name of the Company is Water Jug Enterprises Limited

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      (a) To sell or dispose of its undertaking, or a substantial part thereof;

      (b)   To distribute any of its property in specie among its members; and

      (c)   To amalgamate with any company or other body of persons.

3.    The liability of the members is limited.

4.    The capital of the Company is:

      (a)   100 Class A Shares;

      (b)   100 Class B Shares;

      (c)   1,000,000 Class C Shares; and

      (d)   1,000,000 Class D Shares.

with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject however, to the provisions of the Companies Act of Nova Scotia.

The rights, privileges, restrictions and conditions attaching to the Class A, Class B, Class C and Class D shares as am set out in Schedule A attached hereto.
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                                  SCHEDULE "A"

                 RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

27.1 The rights and restrictions attached to the shares of the Company may be summarized as follows:



       Dividend                         Liquidation                           Redemption
Class  Entitlement     Voting  Rights   Entitlement  Redeemable  Retractable  Amount
----------------------------------------------------------------------------------------
   A   Participating   Voting           3rd          No          No           N/A

   B   Participating   Not-Voting       3rd          No          No           N/A

   C   Non-Participat  Voting           2nd          No          No           N/A

   D   Participating   Non-Voting       1st          Yes         Yes          Set By
       (Conditionally)                                                        Directors

27.2 The shares of the Company have the following special rights and restrictions with respect to receipt of dividends:

      (a) in each year at the discretion of the directors, dividends may be paid on the Class "A" or Class "B" shares out of all profits or surpluses available for distribution;

      (b) if in any year, the company ceases to be a "small business corporation" as that term is defined in the Income Tax Act (Canada) so that the holder of the Class "D" shares would otherwise be deemed to receive an interest benefit under Section 74.4 of that Act, then at-,the discretion of the directors dividends may be paid on the Class "D" shares out of all profits or surpluses available for distribution but such dividends may not exceed 4/5 of the amount equal to the deemed interest benefit that would otherwise arise under Section 74.4;

      (c) dividends must not be paid on the Class "A" or Class "B" shares if to do so would reduce the value of the net assets of the Company to less than the aggregate of the redemption amount of the issued Class "D" shares;

      (d) dividends may be paid on one class of shares entitled to dividends to the exclusion of any other class of shares entitled to dividends: and

      (e) the holders of the Class "C" shares are not entitled to any payment of dividends on such shares.

27.3 The shares of the Company have the following special rights and restrictions with respect to voting rights:


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      (a)   at all meetings of the members of the Company the holders of the
            Class "A" and Class "C" share are entitled to one vote for each such share held; and

      (b) the holders of the Class "B" and Class "D" shares are not entitled to vote at any meeting of the members of the Company and they are not entitled to receive notice of or attend any meetings of the members of the Company.

27.4 In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon distribution of the assets of the Company among its members for the purpose of winding-up its affairs or upon a reduction or return of its capital the holders of the following classes of shares shall be entitled to receive the following amounts in the following order of priority:

Class of Shares    Priority   Entitlement
---------------    --------   -----------

Class "D"          1          Redemption amount only

Class "C"          2          Paid-up capital only

Classes "A" and    3          All remaining profits and
"B"                           assets of the Company

27.5 The shares of the Company have the following special rights and restrictions with respect to redemption:

      (a)   the Class "A", Class "B" and Class "C" shares are not redeemable;

      (b)   the Class "D" Shares are redeemable;

      (c) the company may redeem the whole or any number of the issued Class "D" shares on payment for each share to be redeemed of the redemption amount and no more provided however that not less than 21 days notice in writing of such redemption is given by mailing such notice to the registered holders of the shares to be redeemed specifying a date and place or places of redemption unless the holders of the shares to be redeemed waive any notice required to be given under this paragraph which waiver, whether given before or after redemption will cure any default in giving such notice and if notice as required of any redemption be given by the Company and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank of Canada as specified in any notice given, on or before the date fixed for redemption, the holders thereof will thereafter have no rights against the Company in respect of such shares except upon the surrender of certificates for such shares to receive payment for them out of the monies so deposited;


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      (d)   notwithstanding anything in these Articles to the contrary, if not all of the outstanding shares of the class are to be redeemed, the shares to be redeemed may be selected in such manner as the directors determine and need not be selected either in proportion to the number of shares registered in the name of each member or from every or any particular holder of Class "Do' shares; and

      (e) if a part only of the shares of any class represented by any certificate are to be redeemed then a new certificate representing the shares which are not to be redeemed shall be issued at the expense of the Company.

27.6 The shares of the Company have the following special rights and restrictions with respect to retraction:

      (a)   the Class "A", Class "B" and Class "C" shares are not retractable;

      (b)   the Class "D" shares are retractable;

      (c) subject to the provisions of the Companies Act , the company will, upon receiving notice from a member holding Class "D" shares, redeem the number of Class "D" shares registered in the name of the members which are specified in the notice by paying to such member for each Class "D" share to be redeemed the redemption amount of the share and no more provided however that not less than twenty-one (21) days notice in writing of such redemption must be given to the Company by the member seeking to have the Class "D" shares redeemed, such notice to be delivered by mailing to the registered office of the Company a notice specifying the number of Class "D" shares to be redeemed and surrendering the necessary number of share certificates for cancellation unless the Company waives any notice required to be given under this paragraph which waiver, whether given before or after the redemption, cures any default in giving such notice: and

      (d) notwithstanding anything in the Articles to the contrary, any redemption of shares by the Company upon receipt of a retraction notice from any member holding Class "D" shares need not be made on a pro rata basis among every member who holds Class "D" shares.

27.7 The Class "D" shares have the following additional special rights and restrictions:

      (a) the Class "D" shares will only be issued as consideration for the acquisition of property by the Company in circumstances where the transferor of such property and the Company have agreed to elect to effect the transfer of such property pursuant to the provisions of
            Section 85 of the Income Tax Act (Canada);

      (b) the aggregate redemption a mount of the Class "D" shares issued in connection with a purchase and sale transaction to which Section 85 applies will be the amount by which:


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            (i)   the aggregate fair market value of all the property acquired by the Company in the transaction to which Section 85 applies and in respect of which the Class "D" shares were issued, exceeds

            (ii) the aggregate fair market value of all the consideration (other than any Class "D" shares in the Company or a right to receive such shares) received from the Company by the transferor of such property, as determined by the directors of the Company at the time of the issuance of the Class "D" shares, provided that the directors may, in accordance-with the terms of any agreement between the Company and the holders of Class "D" shares, amend from time-to-time their determination of the aggregate redemption amount of the Class "D" shares after the time of the issuance of such shares;

      (c) the redemption amount of each Class "D" share issued in connection with a purchase and sale transaction to which Section 85 applies will be determined by dividing the aggregate redemption amount for the class by the number of shares of the class issued in respect of such transaction; and

      (d) Class "D" shares shall only be issued in respect of a purchase and sale transaction to which Section 85 applies if no other Class "D" shares are outstanding in respect of any other purchase and sale transaction to which Section 85 applies.


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